Exhibit 5.2

525 W. Monroe Street Chicago, IL 60661-3693 +1.312.902.5200 tel katten.com.

August 5, 2026

Veraxa Biotech AG

Talacker 35

8001 Zurich, Switzerland

Re:	Veraxa Biotech AG
Securities Registered under Registration Statement on Form F-1

Ladies and Gentlemen:

We have acted as counsel to Veraxa Biotech AG, formerly known as Veraxa Biotech Holding AG, a public limited company organized under the Laws of Switzerland (the “Company”), in connection with its filing with the Securities and Exchange Commission (the “Commission”), on the date hereof, of a registration statement on Form F-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), including the preliminary prospectus dated July 31, 2026 contained therein (the “Prospectus”).

The Registration Statement and the Prospectus relate to the resale from time to time by the selling securityholders named in the Prospectus (the “Selling Securityholders”) of up to an aggregate of 6,786,739 warrants (the “Private Placement Warrants”) to purchase the Company’s Ordinary Shares, par value CHF 1/113.25 (the “Ordinary Shares”), which were purchased by Voyager Acquisition Sponsor Holdco LLC (the “Sponsor”) and the underwriters of the initial public offering of Voyager Acquisition Corp. (the “SPAC”) in a private placement simultaneously with the closing of the SPAC’s initial public offering and subsequently assumed by the Company pursuant to the Warrant Assignment, Assumption and Amendment Agreement, dated June 10, 2026, by and among the SPAC, the Company and Continental Stock Transfer & Trust Company.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with this opinion, we have relied as to matters of fact, without investigation, upon affidavits, certificates and written statements of directors, officers and employees of the Company. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such instruments, documents and records as we have deemed relevant and necessary to examine for the purpose of this opinion, including:

(i) the Registration Statement, including the Prospectus, and all exhibits thereto;

(ii) the specimen warrant certificate, in the form filed with the Commission on June 18, 2024, as Exhibit 4.3 to the SPAC’s Registration Statement on Form S-1 (Registration No. 333-280305);

(iii) the warrant purchase agreements (a) between the SPAC and the Sponsor, dated as of August 8, 2024, in the form filed as Exhibit 10.4 to the SPAC’s Current Report on Form 8-K (the “2024 Current Report”) and (b) among the SPAC, Cantor Fitzgerald & Co and Odeon Capital Group LLC, dated as of August 8, 2024, in the form filed as Exhibit 10.5 to the 2024 Current Report (together, the “Private Placement Warrant Agreements”);

(iv) the warrant agreement between the SPAC and Continental Stock Transfer & Trust Company, dated as of August 8, 2024 (the “Warrant Agreement”), in the form filed with the Commission on August 14, 2024, as Exhibit 4.1 to the 2024 Current Report;

(v) the underwriting agreement, dated as of August 8, 2024, by and between the SPAC and Cantor Fitzgerald & Co, as representative of the underwriters named therein, in the form filed as Exhibit 1.1 to the 2024 Current Report; and

(vi) the Warrant Assignment, Assumption and Amendment Agreement, dated June 10, 2026, by and among the SPAC, the Company and Continental Stock Transfer & Trust Company (the “Warrant Assignment, Assumption and Amendment Agreement”), in the form filed as Exhibit 2.5 to the 2026 20-F.

In connection with this opinion, we have relied as to matters of fact, without investigation, upon certificates of public officials and officers of the Company. We have also relied, to the extent we have determined such reliance to be appropriate, without independent investigation and with the permission of Walder Wyss Ltd., on the opinion of Walder Wyss Ltd. of even date herewith, as Swiss counsel to the Company, which will be filed as an exhibit to the Registration Statement.

In connection with this opinion, we have assumed at all applicable times (i) the legal capacity of all natural persons, the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the due authority of the parties signing such documents, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies and (ii) there has not been any mutual mistake of fact or misunderstanding, fraud, duress or undue influence. We have assumed that the Company is, and at all times will be, duly organized and in good standing under the laws of Switzerland and has or will have the corporate power and authority to enter into and perform its obligations under, and, in respect of, the Private Placement Warrants all other agreements and instruments under which the Private Placement Warrants have been issued and/or assumed by the Company, and we have also assumed the due authorization by all requisite action, corporate or other, and (to the extent governed by laws of Switzerland) execution and delivery, by the Company of the Private Placement Warrants and all other agreements and instruments under which the Private Placement Warrants have been issued and/or assumed by the Company. With respect to agreements and instruments executed or to be executed by parties other than the Company, we have assumed that such parties had, have or will have the power, corporate or other, to enter into and perform all of their obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery, by such parties of such agreements and instruments and the validity and binding effect thereof on such parties.

Based upon and subject to the foregoing, it is our opinion that the Private Placement Warrants constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms under the laws of the State of New York.

Our opinions expressed above are subject to the qualification that we express no opinion as to the applicability of, compliance with, or effect of (a) the effects of bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting the rights and remedies of creditors generally (including, without limitation, the effect of statutory and other laws regarding fraudulent conveyances, fraudulent transfers and preferential transfers), (b) the exercise of judicial discretion and the application of principles of equity, good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the enforceability of the Private Placement Warrants, to the extent applicable, is considered in a proceeding at law or in equity), (c) the possible unenforceability of indemnity, exculpation and contribution provisions, (d) the effect and possible unenforceability of choice of law provisions, (e) the possible unenforceability of provisions purporting to waive rights or defenses where such waiver is against public policy, (f) the possible unenforceability of provisions purporting to exonerate any party for negligence or malfeasance, or to negate any remedy of any party for fraud, (g) the possible unenforceability of forum selection clauses, (h) the possible unenforceability of provisions permitting modification of an agreement only in writing, and (i) the possible unenforceability of provisions purporting to allow action without regard to mitigation of damages. We advise you that issues addressed by this letter may be governed in whole or in part by other laws, but we express no opinion as to whether any relevant difference exists between the laws upon which our opinions are based and any other laws which may actually govern.

Our opinion expressed above is limited to New York law and we do not express any opinion concerning any other laws. We express no opinion herein concerning any Ordinary Shares issuable upon exercise of the Private Placement Warrants, the authorization, delivery and issuance of which will be governed by the laws of Switzerland. To the extent that any opinion relates to the enforceability of any choice of New York law and choice of New York forum provisions contained in the Private Placement Warrants or the Warrant Agreement, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity and constitutionality. This opinion is given as of the date hereof, and we assume no obligation to advise you of changes that may hereafter be brought to our attention. We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance or resale of the Private Placement Warrants.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion is given as of the date hereof and as of the effective date of the Registration Statement, and we assume no obligation to revise or supplement this opinion after the date of effectiveness should the present laws of the State of New York be changed by legislative action, judicial decision or otherwise after the date hereof.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we are experts within the meaning of Section 11 of the Act or included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Katten Muchin Rosenman LLP
KATTEN MUCHIN ROSENMAN LLP

3